UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 13, 2015

Box, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36805	20-2714444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4440 El Camino Real

Los Altos, California 94022

(Address of principal executive offices, including zip code)

(877) 729-4269

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with agreements entered into on December 21, 2014, February 27, 2015 and April 13, 2015 (the “April Agreement”), Box, Inc. (“Box”) agreed to issue, in the aggregate, approximately 350,000 shares of its Class A common stock to security holders of certain target companies (the “Target Companies”) as a portion of the consideration for the purchase and license of certain assets of the Target Companies. Box estimated the aggregate number of shares based on the $17.10 per share closing price of Box’s Class A common stock on April 13, 2015. The final number of shares of Box’s Class A common stock to be issued in connection with these transactions could be higher or lower and is subject to adjustment based on (i) the closing trading prices of Box’s Class A common stock over a period of time prior to the closing of one of the transactions, (ii) continuing service obligations to Box of certain security holders of the Target Companies, and (iii) indemnification obligations of the Target Companies and security holders of the Target Companies after the closing of each of the transactions. As a result of the execution of the April Agreement, the aggregate maximum number of unregistered shares of Box’s Class A common stock that Box has agreed to issue in connection with these transactions exceeds 1% of Box’s outstanding Class A common stock.

The proposed issuance of shares of Box’s Class A common stock to security holders of the Target Companies in accordance with the terms and subject to the conditions set forth in the agreements will be made in reliance on the private offering exemption of (a) Section 4(2) of the Securities Act, (b) the private offering safe harbor provisions of Rule 506 of Regulation D, and/or (c) the private offering safe harbor provisions of Rule 903 of Regulation S based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation, (iii) investment representations obtained from the security holders of the Target Companies, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the securities.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2015, the Compensation Committee of the Board of Directors of Box, using their discretionary authority, granted annual bonus awards for the fiscal year ended January 31, 2015, to each of Box’s named executive officers under the Box, Inc. Executive Incentive Plan in the amounts indicated following each individual’s name: Aaron Levie, Chairman and Chief Executive Officer, $38,750; Dan Levin, Chief Operating Officer, $68,750; and Dylan Smith, Chief Financial Officer, $62,500. Among the factors that the Compensation Committee considered were the base salaries of the named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOX, INC.

Date: April 17, 2015

	By:	/s/ Dylan Smith
Dylan Smith Chief Financial Officer